CERTIFICATE OF OWNERSHIP

                                       OF

                              SLABSDIRECT.COM, INC.
                            (a Delaware corporation)

                                       AND

                       CTT INTERNATIONAL DISTRIBUTORS INC.
                            (a Delaware corporation)

                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

         The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                               STATE OF INCORPORATION
                  ----                               ----------------------

         Slabsdirect.com, Inc.                               Delaware

         CTT International Distributors Inc.                 Delaware

         SECOND: That 100% of the outstanding stock of CTT International Distributors Inc. is owned by Slabsdirect.com, Inc.

         THIRD: That the name of the surviving corporation of the merger is Slabsdirect.com, Inc., which will continue its existence as said surviving corporation under the name CTT International Distributors Inc.

         FOURTH: That the Certificate of Incorporation of Slabsdirect.com, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

         "FIRST: The name of the corporation is CTT International Distributors Inc."

         FIFTH: That the members of the Board of Directors of Slabsdirect.com, Inc. unanimously adopted the following resolution by written consent on the 5th day of January, 2005:

         RESOLVED, that the Corporation's wholly-owned subsidiary, CTT International Distributors Inc., be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation's name shall be changed to CTT International Distributors Inc.

         SIXTH:            This merger shall be effective on January 7, 2005.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of January 2005.


                                            SLABSDIRECT.COM, INC.


                                            By: /s/ Amit Sankhala
                                                ------------------
                                            Name:   Amit Sankhala
                                            Title:  CEO



                                            CTT INTERNATIONAL DISTRIBUTORS INC.


                                            By: /s/ Amit Sankhala
                                                ------------------
                                            Name:   Amit Sankhala
                                            Title:  CEO


                                       2